Exhibit 10.5

CONSULTANT
STOCK OPTION AGREEMENT

This Agreement is made as of the 5th day of July, 2012, between PURE Bioscience, Inc., a California corporation (“PURE”) and Dave Pfanzelter (“Consultant”).

WHEREAS Consultant has been retained to provide certain services to PURE pursuant to the Consulting Agreement dated July 5, 2012 (the “Agreement”);

NOW, THEREFORE in consideration of the premises it is agreed as follows:

1.
GRANT OF OPTION.  PURE hereby grants to Consultant the right and Option to acquire 25,000 shares of PURE’s Common Stock at a purchase price of $0.45 per share, such price being at or above the fair market value of the Stock as of July 5, 2012, the Effective date of the Consulting Agreement.  The option hereby granted is pursuant the PURE Bioscience 2007 Equity Incentive Plan and constitutes complete compensation for the services provided by Consultant.

2.
VESTING PERIOD AND TIME OF EXERCISE OF OPTION.   This Option vests over one year: 50% (12,500 shares) after six (6) months and the remaining 50% (12,500 shares) after one (1) year.  The vesting period commences on the date of Grant, with any vested portion not exercised to be carried over for exercise in subsequent years until July 5, 2014, at which time any unexercised portion hereof shall expire.

3.
METHOD OF EXERCISE.   This Option may be exercised by Consultant giving written notice in the form attached hereto as Exhibit A to PURE at its principal place of business or to its legal counsel, accompanied by a check in payment of the purchase price for the Stock as to which the Option is being exercised.  PURE shall make prompt delivery of such Stock, provided that if any law or regulation requires PURE to take any action with respect to the Stock as to which the Option is being exercised, the date of delivery of such Stock shall be extended for the period necessary to take such action.

4.	TERMINATION OF OPTION. Except as otherwise stated herein, the Option hereby granted, to the extent not previously exercised, shall terminate on July 5, 2014.

5.
RECLASSIFICATION, CONSOLIDATION OR MERGER.  If and to the extent that the number of issued common shares of PURE shall be increased or reduced by a change in par value, split-up, reclassification, distribution of a dividend payable in shares, or by any similar occurrence, the number of shares subject to this Option and the purchase price to be paid for such shares shall be proportionately adjusted.

6.
RIGHTS PRIOR TO EXERCISE OF OPTION.   The Option hereby granted is non-transferable by Consultant except to immediate family members or an entity beneficially owned by the Consultant or his immediate family members for the purposes of estate planning.  Assignment of the Option shall be in the form attached hereto as Exhibit B.  During the term of the Option, the Options hereby granted shall be exercisable only by the Consultant or his permissible Assignees.  Consultant or his Assignees shall have no rights as a shareholder in the shares of Stock purchasable pursuant to Options hereunder until payment of the purchase price and delivery.

7.	RIGHTS FOLLOWING EXERCISE OF OPTION. Subject to Paragraph 9 below, ownership rights in the common stock shall vest with the Consultant upon exercise of the Option, in whole or in part.

8.
RESTRICTED TRANSFERABILITY OF STOCK.   Any sale or transfer of the Stock purchased pursuant to this Option must be in accordance with applicable federal and state securities laws.  Upon written notice to the Consultant, PURE may from time to time issue a stop transfer instruction preventing transfer of any certificate issue to the Consultant until such time that PURE may make proper pubic disclosure of material, non-public information disclosed to the Consultant but in no event shall such stop transfer instruction be greater than ninety (90) days.

9.
REQUIRED FILINGS.   A Consultant to whom an Option is granted hereby is required to file appropriate reports with the Securities and Exchange Commission and the Internal Revenue Service.  As a condition of the receipt of this Option, Consultant agrees to make necessary filings with the Securities and Exchange Commission and the Internal Revenue Service.  PURE shall assist and cooperate with the Consultant by providing the necessary information required for compliance of this condition.

10.	BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be executed as first hereinabove set forth.

PURE BIOSCIENCE, INC.

By:  /s/ Michael L. Krall
        Michael L. Krall, President/CEO

DAVE PFANZELTER

By:  /s/ Dave Pfanzelter
        Dave Pfanzelter

Exhibit A
Exercise Notice

Date:

PURE Bioscience, Inc.
1725 Gillespie Way
El Cajon, CA 92020
Fax # 619 596 8790

Dennis Brovarone, Attorney at Law
18 Mountain Laurel Drive
Littleton, CO 80127
Fax: 303 466 4826

Re:           Exercise of Stock Option

Ladies and Gentlemen:

Pursuant to Paragraph 3 of the attached Stock Option Agreement dated July 5, 2012, I am hereby exercising my option to acquire ________ shares of common stock at $0.45 per share.  The exercise price is provided as indicated below:

A check (or confirmation of wire transfer) in the amount of $___________ US (# of shares to be acquired times exercise price) for the exercise price thereof is enclosed,

Please deliver a certificate for the shares to:

Dave Pfanzelter
33605 Contour Dr.
Burlington, WI 53105

In the event this exercise is less than the total number of shares subject to the Option, please deliver a replacement Stock Option Agreement for the remaining number of shares to the above address.

Sincerely,

__________________________
Dave Pfanzelter

Exhibit B

IRREVOCABLE ASSIGNMENT OF STOCK OPTION

Pursuant to Paragraph 6 of the Stock Option Agreement dated July 5, 2012 with PURE Bioscience, the undersigned hereby irrevocably assigns said Option to acquire up to ___________ shares at $0.45 per Share, to ____________________, an immediate family member or an entity beneficially owned by the Consultant or his immediate family members and hereby irrevocably appoints Dennis Brovarone, legal counsel for PURE Bioscience as Attorney, to transfer the Option on the books of the corporation, with full power of substitution in the premises.

Dated _____________________

_____________________________
Dave Pfanzelter

Name and Address of Assignee:

________________________

________________________

________________________

________________________